                                                                   EXHIBIT 12.1

     SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLARS IN THOUSANDS)

                                                                            THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                                 JUNE 30,                  JUNE 30,
                                                                           1998          1997          1998        1997
                                                                        ------------ ------------ ----------- ------------
Income (loss) before provision for income taxes........................   $   (667)   $  (3,526)   $   2,093    $  7,179
Interest expense, including amortization of debt issuance costs........      2,996          709        8,944         948
Interest portion of rental expense.....................................        277          221          747         678
                                                                        ------------ ------------ ----------- ------------

Earnings...............................................................   $  2,606    $  (2,596)   $  11,784    $  8,805
                                                                        ------------ ------------ ----------- ------------
                                                                        ------------ ------------ ----------- ------------

Interest expense, including amortization of debt issuance costs........   $  2,996    $     709    $   8,944    $    948
Interest portion of rental expense.....................................        277          221          747         678
                                                                        ------------ ------------ ----------- ------------
Fixed charges..........................................................   $  3,273    $     930    $   9,691    $  1,626
                                                                        ------------ ------------ ----------- ------------
                                                                        ------------ ------------ ----------- ------------

Ratio of earnings to fixed charges.....................................        0.8         (2.8)         1.2         5.4

                                       27